EXHIBIT 10.1
                                  Press Release




FOR IMMEDIATE RELEASE

               ACTIVECORE TECHNOLOGIES LAUNCHES INFOCANADA PORTAL


TORONTO, February 17 2005: ActiveCore Technologies, Inc. formerly IVP Technology Corporation (OTCBB: TALL), announced today the launch of the INFOCANADA Communications portal. This launch is the culmination of months of planning and design by InfoCanada and Activecore which has resulted in a focused strategy that delivers a completely integrated business solution to InfoCanada's customer base using ActiveCore's technology for corporate messaging and marketing.

INFOCANADA (the Canadian operating division of InfoUSA) is Canada's premiere provider of business and consumer databases. Over 1,000,000 businesses use INFOCANADA products and services to market and find new customers, increase revenue, cut selling costs and increase their profits. The products derived from these databases include sales leads, mailing lists, diskettes, business directories, DVD & CDROM products, mapping products, and on-line delivery of data.

Ms. Sandra Kay, Marketing and Internet Channel Manager for InfoCanada said "the INFOCANADA PORTAL ( http://www.infocast.infocanada.ca/ ) allows our customers to seamlessly deliver information to their chosen lists in one easy step, providing a solution that did not exist in the marketplace until now. It allows us to easily and quickly add a new revenue stream to our business by not only selling our marketing data products but also providing our business customers with an InfoCanada branded service to cost-effectively distribute their marketing campaigns to their end customers, using ActiveCore's sophisticated internet technology-driven corporate messaging solution ActiveCAST".

Peter Hamilton, President and CEO of ActiveCore stated "our sophisticated ActiveCAST corporate messaging solution and our ability to brand this service quickly for data based marketing product companies will revolutionize and streamline the entire marketing process from both a Business to Business ("B2B") and a Business to Consumer" B2C perspective and as a result, increase profits. We anticipate based on our present business model for InfoCanada to generate approx. US$750 000 to $1,200,000 in added revenue for fiscal 2005."

This press release is available on the company's official online investor relations site for investor commentary, feedback and questions. Investors are asked to visit http://www.agoracom.com and view the "Global Business Services" Investor Discussion and Contact Forum. Alternatively, investors can e-mail AGORA Investor Relations directly at GBNS@Agoracom.com.

About InfoCanada:

InfoCANADA is a division of infoUSA (NASDAQ:IUSA) (www.infoUSA.com), founded in 1972, is the leading provider of business and consumer information products, database marketing services, data processing services and sales and marketing solutions. Content is the essential ingredient in every marketing program, and infoUSA has the most comprehensive data in the industry, and is the only company to own a proprietary database of 250 million consumers and 14 million businesses under one roof. The infoUSA database powers the directory services of the top Internet traffic-generating sites, including Yahoo! (Nasdaq:YHOO - news) and America Online (NYSE:TWX - News). Nearly 3 million customers use infoUSA's products and services to find new customers, grow their sales, and for other direct marketing, telemarketing, customer analysis and credit reference purposes The company also operates under various trade names such as Donnelley Marketing, American Business Information, Walter Karl and idEXEC. infoUSA headquarters are located in Omaha, NE


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About ActiveCore Technologies, Inc. (www.activecore.com)

ActiveCore Technologies, Inc. operates a group of subsidiaries and divisions in the US, UK and Canada that offer a Smart Enterprise Suite of products and services. We integrate, enable, and extend functions performed by current and legacy IT systems and facilitate mass corporate messaging through our ActiveCast product set. Our products encompass web portals, enterprise middleware, mobile data access, data management and system migration applications. ActiveCore operates under the trade names of MDI Solutions, C Comm Communications Inc. and Twincentric Limited. ActiveCore services clients in healthcare, financial services, government and manufacturing worldwide.

IR CONTACT:

AGORA Investor Relations
GBNS@agoracom.com http://www.agoracom.com
(Select "Global Business Services" Forum)


Statements contained in this news release regarding ActiveCore Technologies, Inc. formerly IVP Technology and planned events are forward-looking statements, subject to uncertainties and risks, many of which are beyond ActiveCore's control, including, but not limited to, reliance on key markets, suppliers, and products, currency fluctuations, dependence on key personnel and trade restrictions, each of which may be impacted, among other things, by economic, competitive or regulatory conditions. These and other applicable risks are summarized under the caption "Risk Factors" in ActiveCore's Registration Statement on Form SB-2 filed with the Securities and Exchange Commission on January 4, 2005. Forward-looking statements by their nature involve substantial risks and uncertainties. As a result, actual results may differ materially depending on many factors, including those described above


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